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[KPMG LETTERHEAD OMITTED]


                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors
FFTW Funds, Inc.:

We consent to the use of our report incorporated by reference herein and dated February 20, 2004 with respect to the statements of assets and liabilities of FFTW Funds, Inc. (comprising U.S. Short-Term, Limited Duration, Mortgage-Backed, Worldwide, Worldwide Core, International, Emerging Markets, U.S. Inflation-Indexed and Global Inflation-Indexed Hedged Portfolios), including the schedules of investments, as of December 31, 2003, and the related statements of operations for the year then ended, and the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended.

We also consent to the reference to our firm under the heading "Financial Highlights Tables" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.



                                    /s/ KPMG




New York, New York
April 26, 2004